UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-20713	58-1959440

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive
Rockville, Maryland

(Address of principal executive offices)

20850

(Zip Code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

     On May 20, 2005, EntreMed, Inc. (the “Company”) completed an employment agreement (the “Agreement”) with Marc Corrado, its Vice President, Corporate Development. The principal terms of the Agreement are described in the Company’s Report on Form 8-K dated February 16, 2005 and set forth in Exhibit 99.1 hereto. The term of the Agreement is for one year effective as of March 1, 2005, subject to automatic one-year extensions unless either party gives at least thirty days prior written notice not to extend.

     On May 20, 2005, the Company entered into a one-year extension of its employment agreement with Dane Saglio, our Chief Financial Officer. The one-year extension is for the period beginning July 1, 2005 through June 30, 2006. There were no other changes to the terms of Mr. Saglio’s employment agreement pursuant to the extension. The letter is included as Exhibit 99.2 hereto.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

          (c) Exhibits

          99.1 Employment Agreement by and between the Company and Marc Corrado, dated as of May 20, 2005

          99.2 Letter Agreement between the Company and Dane Saglio dated May 20, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.
/s/ Dane R. Saglio
Dane R. Saglio
Chief Financial Officer

Date: May 24, 2005

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EXHIBIT INDEX

Designation	Description
99.1	Employment Agreement by and between the Company and Marc Corrado, dated as of May 20, 2005

99.2	Letter Agreement between the Company and Dane Saglio dated May 20, 2005

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